Exhibit 10.38.1

OMNIBUS AMENDMENT REGARDING

LOAN AGREEMENT

This OMNIBUS AMENDMENT (this “Amendment”) dated December 21, 2009 is entered into by and between LFB Biotechnologies S.A.S. (the “Purchaser”) and GTC Biotherapeutics, Inc. (the “Company”).

WHEREAS, in connection with the execution and delivery of that certain Loan Agreement dated June 18, 2009 by and between the Purchaser and the Company (the “Loan Agreement”), the Company issued to the Purchaser a Promissory Note dated June 18, 2009 in the original principal amount of Three Million Five Hundred Thousand Dollars ($3,500,000) (the “Note”);

WHEREAS, on the date hereof, the Company has issued an Amended and Restated Promissory Note, (as further amended or otherwise modified from time to time, the “Amended Note”) that amends, restates, replaces and supersedes the Note in its entirety; and

WHEREAS, for the avoidance of doubt, the Company and the Purchaser desire to amend (i) the Loan Agreement, (ii) that certain Amended and Restated Security Agreement by and between the Purchaser and the Company dated as of June 18, 2009 and effective as of December 22, 2008 with respect to certain matters, (iii) that certain Securities Purchase Agreement by and between the Purchaser and the Company dated June 18, 2009, (iv) that certain Second Mortgage, Security Agreement and Fixture Filing executed by the Company dated December 22, 2008, as amended by Amendment to Mortgage, Security Agreement and Fixture Filing dated June 18, 2009, and (v) any other documents and agreements related to the Loan Agreement, each as amended or otherwise modified from time to time (collectively the “Transaction Documents”) such that each reference to the Note contained in each of the Transaction Documents is deemed to refer to the Amended Note; and

NOW, THEREFORE, in consideration for the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendment. Every reference contained in each of the Transaction Documents to the “Secured Note” shall be deemed to be a reference to the Amended Note.

2. Counterparts. This Amendment may be executed in any number of counterparts by original or facsimile signature, each such counterpart shall be an original instrument, and all such counterparts together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, each of the undersigned hereby executes this Omnibus Amendment as of the date first set forth above.

COMPANY:

GTC BIOTHERAPEUTICS, INC.

By:	/s/ John B. Green
Title: John B. Green, Senior Vice President, Treasurer and Chief Financial Officer

PURCHASER:

LFB BIOTECHNOLOGIES S.A.S.

By:	/s/ Christian Béchon
Christian Béchon President

Signature Page to Omnibus Amendment

(Loan Agreement)